Exhibit 3.29
Bylaws
of
alion canada (us) corporation
ARTICLE I
Stockholders
Section 1. Annual Meetings.
          The annual meeting of the stockholders of the Corporation shall be held at such place, day and hour as may be designated from time to time by the Board of Directors. Not less than 10 nor more than 90 days written notice stating the place, day and hour of each annual meeting shall be given in the manner provided in Section 1 of Article VIII hereof. The business to be transacted at the annual meetings shall include the election of directors, consideration and action upon the reports of officers and directors, and any other business within the power of the Corporation. All annual meetings shall be general meetings at which any business may be considered without being specified as a purpose in the notice unless otherwise required by law.
Section 2. Special Meetings Called by Chairman of the Board or Board of Directors.
          At any time in the interval between annual meetings, special meetings of stockholders may be called by the Chairman of the Board or by the Board of Directors. Not less than ten nor more than 90 days written notice stating the place, day and hour of such meeting and the matters proposed to be acted on thereat shall be given to each stockholder entitled to such notice in the manner provided in Section 1 of Article VIII. No business shall be transacted at any special meeting except that specified in the notice.
Section 3. Special Meeting Called by Stockholders.
          Upon the request in writing delivered to the Secretary by the stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting, it shall be the duty of the Secretary to call forthwith a special meeting of the stockholders. Such request shall state the purpose of such meeting and the matters proposed to be acted on thereat, and no other business shall be transacted at any such special meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing the notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give not less than 10 nor more than 90 days notice of the time, place and purpose of the meeting to each stockholder entitled to such notice in the manner provided in Section 1 of Article VIII. If upon payment of such costs the Secretary shall fail to issue a call for such meeting within ten days after the receipt of such payment (unless such failure is excused by law), then the stockholders entitled to cast 25% or more of the outstanding shares entitled to vote may do so upon giving not less than 10 days nor more than 90 days notice of the time, place and purpose of the meeting in the manner provided in Section 1 of Article VIII.
Section 4. Place of Meetings.
          All meetings of stockholders shall be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors and designated in the notice.
Section 5. Quorum.
          Except as otherwise provided by law or the certificate of incorporation, at any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast thereat shall constitute a quorum. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time in the manner provided in Section 6 of this Article I until a quorum shall attend.
Section 6. Adjourned Meetings.
          A meeting of stockholders convened on the date for which it was called (including one adjourned to achieve a quorum as above provided in Section 5 of this Article I) may be adjourned from time to time without further notice other than by announcement at the meeting and any business may be transacted at any adjourned meeting which could have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 7. Voting.
          Except as otherwise provided by the certificate of incorporation, a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Except as otherwise provided by the certificate of incorporation, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.
          Except as otherwise provided by law or the certificate of incorporation, a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any other matter which may properly come before the meeting. The Board of Directors may fix the record date for the determination of stockholders entitled to vote in the manner provided in Section 3 of Article VII of these Bylaws. Unless otherwise provided in the certificate of incorporation, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.
Section 8. Proxies.
          A stockholder may vote the shares owned of record either in person or by proxy. The proxy shall be in writing and shall be signed by the stockholder or by the stockholder’s duly authorized attorney-in-fact or be in such other form as may be permitted by the Delaware General Corporation Law, including documents conveyed by electronic transmission. A copy, facsimile transmission or other reliable reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original transmission could be used. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. In the case of stock held of record by more than one person, any co-owner or co-fiduciary may execute the proxy without the joinder of the co-owner(s) or co-fiduciary(ies), unless the Secretary of the Corporation is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. At all meetings of stockholders, the proxies shall be filed with and verified by the Secretary of the Corporation, or, if the meeting shall so decide, by the Secretary of the meeting. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation.
Section 9. List of Stockholders Entitled to Vote.
          The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to the identity of the stockholders who are entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.
Section 10. Informal Action by Stockholders.
          Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.
ARTICLE II
Directors
Section 1. Powers.
          The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the certificate of incorporation or by these Bylaws. A director need not be a stockholder. The Board of Directors shall keep minutes of its meetings and full and fair accounts of its transactions.
Section 2. Number; Term of Office; Removal.
          The authorized number of directors of the Corporation shall be fixed from time to time pursuant to a resolution adopted by the Board of Directors. The Board of Directors shall initially consist of the persons named as directors in the Certificate of Incorporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his or her successor is elected and qualified. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.
Section 3. Annual Meeting; Regular Meetings.
          As soon as practicable after each annual meeting of stockholders, the Board of Directors shall meet for the purpose of organization and the transaction of other business. No notice of the annual meeting of the Board of Directors need be given. Other regular meetings of the Board of Directors may be held at such times and at such places, within or without the State of Delaware, as shall be designated in the notice for such meeting by the party making the call. All annual and regular meetings shall be general meetings, and any business may be transacted thereat.
Section 4. Special Meetings.
          Special meetings of the Board of Directors may be called by the Chairman, the Secretary or by a majority of the directors. Notice of a special meeting shall be given by the person calling the meeting at least twenty-four hours before the special meeting.
Section 5. Quorum; Voting.
          A majority of the Board of Directors shall constitute a quorum for the transaction of business at every meeting of the Board of Directors. Except as hereinafter provided or as otherwise provided by the certificate of incorporation or by law, directors shall act by a vote of a majority of those members in attendance at a meeting at which a quorum is present.
Section 6. Vacancies.
          (a) Unless otherwise provided by the certificate of incorporation, if the office of a director becomes vacant for any reason (including a vacancy occurring as a result of an increase in the number of directors) other than the removal of a director, such vacancy may be filled by the Board by a vote of a majority of directors then in office, although such majority is less than a quorum, or by the sole remaining director.
          (b) Unless otherwise provided by the certificate of incorporation, if the vacancy occurs as a result of the removal of a director, the stockholders may elect a successor or may delegate that authority to the Board of Directors.
          (c) Unless otherwise provided by the certificate of incorporation, if the entire Board of Directors shall become vacant, any stockholder may call a special meeting in the same manner that the Chairman of the Board may call such meeting, and directors for the unexpired term may be elected at such special meeting in the manner provided for their election at annual meetings.

          (d) A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until a successor is elected and qualifies. A director elected by the stockholders to fill a vacancy shall serve for the unexpired term and until a successor is elected and qualifies.
Section 7. Rules and Regulations.
          The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the affairs of the Corporation as it may deem proper and not inconsistent with the laws of the State of Delaware, these Bylaws and the certificate of incorporation.
Section 8. Committees.
          The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, constitute one or more committees, composed of at least one director, from among its members. Any such committee, to the extent permitted by law, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such other committee or committees shall hold office at the pleasure of the Board of Directors. If any position on such committee or committees becomes vacant, or if the number of members is increased, such vacancy may be filled by the Board of Directors. Each such committee shall hold formal meetings and keep minutes of all of its proceedings. Any action taken by such committee or committees within the limits permitted by law shall have the force and effect of Board action unless and until revised or altered by the Board. The presence of not less than a majority of each such committee shall be necessary to constitute a quorum. Notwithstanding anything herein to the contrary, in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Action may be taken without a meeting if a unanimous written consent is signed by all of the members of such committee, and if such consent is filed with the records of such committee. Each such committee shall have the power to elect one of its members to serve as its chairman unless the Board of Directors shall have designated such chairman.
Section 9. Compensation.
          The directors may receive a stated salary or an attendance fee for each meeting of the Board of Directors or any committee thereof attended, plus reimbursement of reasonable expenses of attendance. The amount of the salary or attendance fee and any entitlement to reimbursement of expenses shall be determined by resolution of the Board; provided, however, that nothing herein contained shall be construed as precluding a director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 10. Place of Meetings.
          Regular or special meetings of the Board may be held within or without the State of Delaware, as the Board may from time to time determine. The time and place of meeting may be fixed by the party calling the meeting.
Section 11. Informal Action by the Directors.
          Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a written consent to such action is signed by all members of the Board and such consent is filed with the minutes of the Board.
Section 12. Telephone Conference.
          Members of the Board of Directors or any committee thereof may participate in any meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.
ARTICLE III
Officers
Section 1. In General.
          The Board of Directors may choose a Chairman of the Board from among the directors. The Board of Directors shall elect a President, a Treasurer, a Secretary, and may elect a Vice Chairman and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers as the Board may from time to time deem appropriate. All officers shall hold office only during the pleasure of the Board or until their successors are chosen and qualify. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any two or more of the above offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity when such instrument is required to be executed, acknowledged or verified by any two or more officers. The Board of Directors may from time to time appoint such other agents and employees with such powers and duties as the Board may deem proper. In its discretion, the Board of Directors may leave unfilled any offices. Any officer may resign at any time upon written notice to the corporation.

Section 2. Chairman of the Board.
          The Chairman of the Board, if one is elected, shall have the responsibility for the implementation of the policies determined by the Board of Directors and for the administration of the business affairs of the Corporation. The Chairman shall preside over the meetings of the Board and of the stockholders if present at the meeting. The Chairman shall be the Chief Executive Officer of the Corporation if so designated by resolution of the Board; otherwise, the President shall be the Chief Executive Officer of the Corporation.
Section 3. Vice Chairman.
          The Vice Chairman, if any, shall, in the absence or disability of the Chairman, exercise the powers and perform the duties of the Chairman and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board of Directors.
Section 4. President.
          The President shall have the responsibility for the active management of the business and general supervision and direction of all of the affairs of the Corporation. In the absence of a Chairman of the Board, the President shall preside over the meetings of the Board and of the stockholders if present at the meeting, and shall perform such other duties as may be assigned by the Chairman or the Board of Directors. The President shall have the authority on the Corporation’s behalf to endorse securities owned by the Corporation and to execute any documents requiring the signature of an executive officer. The President shall perform such other duties as the Board of Directors may direct and shall be the Chief Executive Officer of the Corporation unless the Chairman of the Board is so designated by resolution of the Board.
Section 5. Vice Presidents.
          The Vice Presidents, in the order of priority designated by the Board of Directors, shall be vested with all the power and may perform all the duties of the President in the latter’s absence. They may perform such other duties as may be prescribed by the Board of Directors, the President or the Chief Executive Officer.
Section 6. Treasurer.
          The Treasurer shall have general supervision over the Corporation’s finances, and shall perform such other duties as may be assigned by the Board of Directors, the President or the Chief Executive Officer. Unless the Board designates another officer, the Treasurer shall be the Chief Financial Officer of the Corporation. If required by resolution of the Board, the Treasurer shall furnish a bond (which may be a blanket bond) with such surety and in such penalty for the faithful performance of duty as the Board of Directors may from time to time require, the cost of such bond to be paid by the Corporation.
Section 7. Secretary.
          The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors and shall attend to the giving and serving of all notices of the Corporation required by law or these Bylaws. The Secretary shall maintain at all times in the principal office of the Corporation at least one copy of the Bylaws with all amendments to date, and shall make the same, together with the minutes of the meetings of the stockholders, the annual statement of affairs of the Corporation and any voting trust or other stockholders agreement on file at the office of the Corporation, available for inspection by any officer, director or stockholder during reasonable business hours. The Secretary shall perform such other duties as may be assigned by the Board of Directors.
Section 8. Assistant Treasurer and Secretary.
          The Board of Directors may designate from time to time Assistant Treasurers and Secretaries, who shall perform such duties as may from time to time be assigned to them by the Board of Directors or the President.
Section 9. Compensation; Removal; Vacancies.
          The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers. The Board of Directors shall have the power at any regular or special meeting to remove any officer if, in the judgment of the Board, the best interests of the Corporation will be served by such removal. The Board of Directors may authorize any officer to remove subordinate officers. The Board of Directors may authorize the Corporation’s employment of an officer for a period in excess of the term of the Board. The Board of Directors at any regular or special meeting shall have power to fill a vacancy occurring in any office for the unexpired portion of the term.
Section 10. Substitutes.
          The Board of Directors may, from time to time in the absence of any one of its officers or at any other time, designate any other person or persons on behalf of the Corporation to sign any contracts, deeds, notes or other instruments in the place or stead of any of such officers, and may designate any person to fill any one of said offices, temporarily or for any particular purpose; and any instruments so signed in accordance with a resolution of the Board shall be the valid act of the Corporation as fully as if executed by any regular officer.

ARTICLE IV
Commercial Paper, Etc.
          All bills, notes, checks, drafts and commercial paper of all kinds to be executed by the Corporation as maker, acceptor, endorser or otherwise, and all assignments and transfers of stock, contracts, or written obligations of the Corporation, and all negotiable instruments, shall be made in the name of the Corporation and shall be signed by any one or more of the following officers as the Board of Directors may from time to time designate: the Chairman of the Board, the President, any Vice President, or the Treasurer, or such other person or persons as the Board of Directors may from time to time designate.
ARTICLE V
Fiscal Year
          The fiscal year of the Corporation shall cover such period of 12 months as the Board of Directors may determine.
ARTICLE VI
Seal
          The seal of the Corporation shall be in such form as approved by the Board of Directors and shall be inscribed with the name of the Corporation and the year and State in which it is incorporated. The Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, shall have the right and power to attest to the corporate seal.
ARTICLE VII
Stock
Section 1. Issue.
          Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and class of shares of stock owned in the Corporation. Each certificate shall be signed by the Chairman of the Board, the Vice Chairman, the President or any Vice President and be countersigned by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer. The signatures of the Corporation’s officers and its corporate seal appearing on stock certificates may be facsimiles. Stock certificates shall be in such form, not inconsistent with law and the certificate of incorporation, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether by reason of death, resignation or otherwise, before such certificate is issued, then the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of such issuance.
Section 2. Transfers.
          The Board of Directors shall have power and authority to make all such rules and regulations as the Board may deem expedient concerning the issue, transfer and registration of stock certificates. The Board of Directors may appoint one or more transfer agents and/or registrars for its outstanding stock, and their duties may be combined. No transfer of stock shall be recognized or binding upon the Corporation until recorded on the books of the Corporation, or, as the case may be, of its transfer agent and/or of its registrar, upon surrender and cancellation of a certificate or certificates for a like number of shares.
Section 3. Record Dates for Dividends and Stockholders’ Meeting.
          In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 4. New Certificates.
          In case any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such indemnity to the Corporation against loss and such other terms and conditions as it may deem advisable. The Board of Directors may delegate such power to any officer or officers of the Corporation or to any transfer agent or registrar of the Corporation; but the Board of Directors, such officer or officers or such transfer agent or registrar may, in their discretion, refuse to issue such new certificate save upon the order of some court having jurisdiction.
ARTICLE VIII
Notice
Section 1. Notice to Stockholders.
          Whenever by law or these Bylaws notice is required to be given to any stockholder, such notice shall be in writing and may be given to each stockholder by personal delivery or at the stockholder’s residence or usual place of business, or by mailing it, postage prepaid, and addressed to the stockholder at the address appearing on the books of the Corporation or its transfer agent. Such leaving or mailing of notice shall be deemed the time of giving such notice.
Section 2. Notice to Directors and Officers.
          Whenever by law or these Bylaws notice is required to be given to any director or officer, such notice may be given in any one of the following ways: by personal delivery to such director or officer, by telephone communication with such director or officer personally or by facsimile transmission, by telegram, cablegram, radiogram, nationally recognized overnight courier, first class mail, addressed to such director or officer at the address appearing on the books of the Corporation. The time when such notice shall be consigned to a communication company for delivery shall be deemed to be the time of the giving of such notice; if sent by nationally recognized overnight courier, such notice shall be deemed given at the time it is deposited with such courier, postage prepaid; if mailed, such notice shall be deemed given 48 hours after the time it is deposited in the mail, postage prepaid; if by facsimile transmission, such notice shall be deemed given at the time of such transmission.

Section 3. Waiver of Notice.
          Notice to any stockholder or director of the time, place and/or purpose of any meeting of stockholders or directors required by these Bylaws may be dispensed with if such stockholder shall either attend in person or by proxy, or if such director shall attend in person, or if such absent stockholder or director shall, in writing filed with the records of the meeting either before or after the holding thereof, waive such notice.
ARTICLE IX
Voting of Stock in Other Corporations
          Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by the President or a Vice President or by proxy or proxies appointed by the President or a Vice President, or otherwise pursuant to authorization thereunto given by a resolution of the Board of Directors adopted by a vote of a majority of the directors.
ARTICLE X
Indemnification
Section 1. Indemnification.
          The Corporation, to the fullest extent permitted by the Delaware General Corporation Law, including, without limitation, to the fullest extent permitted by Section 145 of the same (as that Section may be amended and supplemented from time to time), shall indemnify any director and officer which it shall have power to indemnify under Section 145, and also any employee who acts as a “fiduciary” of any benefit plan of the Corporation, against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this Article X (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Bylaws, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or fiduciary and (iii) shall inure to the benefit of the heirs, executors and administrators of such person. The Corporation’s obligation to provide indemnification under this Article X shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.
          Expenses incurred by a director or officer of the Corporation, or by an employee who acts as a fiduciary of any employee benefit plan of the Corporation, in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director or officer of the Corporation (or was serving at the Corporation’s request as a director or officer of another corporation), or by reason of the fact that he is or was acting as a fiduciary of any employee benefit plan of the Corporation, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or fiduciary to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant sections of the Delaware General Corporation Law.
          To assure indemnification under this Article X of all such employees who are determined by the Corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Corporation which may exist from time to time, such Section 145 shall, for the purposes of this Article X, be interpreted as follows: an “other enterprise” shall be deemed to include such employee benefit plan, including, without limitation, any plan of the Corporation which is governed by the Act of Congress entitled the “Employee Retirement Income Security Act of 1974,” as amended from time to time, or an employee stock ownership plan; the Corporation shall be deemed to have requested an employee to serve as a fiduciary of an employee benefit plan where the performance by such employee of his duties to the Corporation also imposes duties on, or otherwise involves services by, such employee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an employee with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines”; and action taken or omitted by an employee with respect to an employee benefit plan in the performance of such employee’s duties for a purpose reasonably believed by such employee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.
Section 2. Contract.
          The provisions of Section 1 above shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time when such bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter based in whole or in part upon any such state of facts.
Section 3. Non-Exclusivity.
          The rights of indemnification provided by this Article X shall not be deemed exclusive of any other rights to which any director or officer of the Corporation may be entitled apart from the provisions of this Article X.

Section 4. Indemnification of Employees and Agents.
          The Board of Directors in its discretion shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was an employee or agent of the Corporation.
Section 5. Insurance.
          The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Delaware General Corporation Law.
ARTICLE XI
Amendments
          These Bylaws may be added to, altered, amended, repealed or suspended by a vote of a majority of the Board of Directors at any regular or special meeting of the Board, but the stockholders may make additional by-laws and may alter and repeal any bylaws whether adopted by them or otherwise.

Adopted by the Board of Directors on the 4th day of February 2005.
/s/ James Fontana
James Fontana
Secretary